EXHIBIT 13.1

CERTIFICATION

Certification of Chairman and Governor, Deputy Governor, and CFO and COO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report on Form 20-F of National Bank of Greece S.A. (“National Bank of Greece”) for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission of the date hereof (the “Report”), Takis Arapoglou, as Chairman and Governor of National Bank of Greece, Ioannis Pechlivanidis, as Deputy Governor, and Anthimos Thomopoulos, as CFO and COO, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of National Bank of Greece.

/s/ TAKIS ARAPOGLOU
____________________________________
Takis Arapoglou
Chairman and Governor

/s/ IOANNIS PECHLIVANIDIS
____________________________________
Ioannis Pechlivanidis
Deputy Governor

/s/ ANTIMOS THOMOPOULOS
____________________________________
Anthimos Thomopoulos
Chief Financial Officer and
Chief Operations Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to National Bank of Greece and will be retained by National Bank of Greece and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by National Bank of Greece for purposes of Section 18 of The Securities Exchange Act of 1934.

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